Exhibit 99.1
Press Release
Premier Exhibitions, Inc. Announces Quarterly Conference Call To Review
Their First Quarter Results
ATLANTA, July 13 /PRNewswire-FirstCall/ — Premier Exhibitions, Inc. (Nasdaq: PRXI — News) today announced that they have scheduled a conference call to discuss the results of their first quarter of their Fiscal 2007 year. This quarter ended May 31, 2006. “We are looking forward to updating the public on our first fiscal quarter results, as well as the ongoing expansion of our Exhibitions,” stated Arnie Geller, President and CEO of Premier Exhibitions, Inc.
Premier Exhibitions, Inc. will hold a conference call on Friday, July 14, 2006 at 9:00 a.m. EDT. To participate in the conference call U.S. participants should dial: (800) 946-0705 and international callers should dial: 001-(719) 457-2637.
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2006, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K (each of which is available upon request from the Company), may affect the future results of the Company and cause those results to differ materially from those expressed in the forward-looking statements; material adverse changes in the economic conditions in the Company’s markets, including terrorist attacks, competition from others, how much capital the Company may or may not receive from required financings, and whether or not, and to what extent, the Company consummates its planned leases to place exhibitions. We disclaim any obligation to update these forward- looking statements.
For additional Information:
Investor Relations
North Coast Advisors, Inc.:
Craig T. Stewart (585) 218-7371
cstewart@ncainc.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern (404) 842-2600
kmorgenstern@prxi.com